Exhibit 99.2
Performant Financial Corporation Announces Pricing of Public Offering of Common Stock

LIVERMORE, CA., August 18, 2021 - Performant Financial Corporation (Nasdaq: PFMT) (the "Company"), a leading provider of technology-enabled audit, recovery, and related analytics services in the United States with a focus in the healthcare payment integrity services industry, today announced the pricing of an underwritten registered public offering of up to 10,525,000 shares of its common stock at a price to the public of $3.80 per share.
All of the shares of common stock to be sold in the offering are to be sold by the Company. In addition, the Company granted to the underwriters a 30-day option to purchase up to an additional 1,578,750 shares of its common stock at the public offering price.
The gross proceeds to the Company from this offering, before deducting underwriting discounts and commissions and offering expenses, but excluding any exercise of the underwriters’ option to purchase additional shares, are expected to be approximately $40.0 million. The offering is scheduled to close on or about August 20, 2021, subject to customary closing conditions.
The Company intends to use the net proceeds from this offering for working capital and other general corporate purposes, which may include the repayment of outstanding indebtedness.
Craig-Hallum Capital Group is acting as the lead book-running manager and Colliers Securities LLC is acting as the co-book-running manager for the proposed offering.
The shares will be issued pursuant to a shelf registration statement on Form S-3 (File No. 333-258178) that was declared effective by the U.S. Securities and Exchange Commission (“SEC”), on August 12, 2021. A preliminary prospectus supplement and accompanying prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A final prospectus supplement and accompanying prospectus will be filed with the SEC. A copy of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, Attn: Equity Capital Markets, telephone: 612-334-6300 or by email at prospectus@chlm.com.
This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.
###
About Performant Financial Corporation

Performant helps government and commercial organizations enhance revenue and contain costs by preventing, identifying and recovering waste, improper payments and defaulted assets. Performant is a leading provider of these services in several industries, including healthcare, student loans and government. Performant has been providing recovery audit services for more than ten years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytics platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated closing date of the offering and intentions with respect to the use of net proceeds from the offering. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the material adverse impact of the COVID-19 pandemic on the Company’s business, results of operations and financial condition as well as on the business operations and financial performance of many of its customers, that the Company may not have sufficient cash flows from operations to fund ongoing operations and other liquidity needs, that the Company’s indebtedness could adversely affect its business and financial condition and could reduce the funds available for other purposes and the failure to comply with covenants contained in its credit agreement could result in an event of default that could adversely affect its results of operations, that the Company faces a long period to implement a new contract which may result in the incurring of expenses before the receipt of revenues from new client relationships, the high level of revenue concentration among the Company's largest customers and any termination in the Company’s relationship with any of its significant clients would result in a material decline in its revenues, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes and may be changed or terminated unilaterally and on short notice, that the Company may not be able to manage its potential growth effectively, that the Company faces significant competition in all of its markets, that continuing limitations on the scope of the Company’s audit activity under its RAC contracts have significantly reduced its revenue opportunities with this client, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2020 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com
2